Exhibit 10.1

SHARE EXCHANGE AGREEMENT

By and Among

Commonwealth Biotechnologies, Inc.

A Virginia Corporation

and

GL Biochem (Shanghai) Ltd

A British Virgin Island Corporation

and

the Shareholders of GL Biochem (Shanghai) Ltd, a British Virgin Island Corporation

Dated as of September 1, 2009

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 1st day of September, 2009, by and between Commonwealth Biotechnologies, Inc., a Virginia corporation (hereinafter referred to as “CBI”), with its principal executive office at 601 Biotech Drive, Richmond, Virginia 23235, and GL Biochem (Shanghai) Ltd, a company incorporated under the laws of British Virgin Island (hereinafter referred to as “GB”), with offices at 519 Zi Yue Road, Shanghai, China and the shareholders of GB (collectively, the “GB Shareholders,” individually, the “GB Shareholder”) as set forth on Exhibit A hereto. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

Premises

WHEREAS, CBI is a publicly held corporation incorporated under the laws of the Commonwealth of Virginia;

WHEREAS, as of the date hereof, CBI has 8,141,796 shares of common stock, no par value per share (the “CBI Common Stock”), issued and outstanding;

WHEREAS, GB has [•] shares of capital stock (the “GLBS Common Stock”) issued and outstanding, all of which are held by the GB Shareholders. Each GB Shareholder is the record and beneficial owner of the number of shares of GLBS Common Stock set forth adjacent such GB Shareholder’s name on Exhibit A hereto.

WHEREAS, GL Biochem (Danyang), GL Peptide (Shanghai) Ltd, and GL Peptide (Binhai) (collectively, the “GL Associates”) have, respectively [•],[•] and [•] shares of capital stock (the “GL Associates Common Stock”, and together with the GLBS Common Stock, the “GB Common Stock”) issued and outstanding, all of which are held by the GB Shareholders. Each GB Shareholder is the record and beneficial owner of the number of shares of GL Associate Common Stock set forth adjacent such GB Shareholder’s name on Exhibit A hereto.

WHEREAS, CBI and GB mutually desire to exchange shares of CBI Common Stock for shares of GB Common Stock, with the intention of GB, GL Biochem (Danyang) and GL Peptide (Binhai) becoming wholly-owned subsidiaries of CBI and 86% of the shares of GL Peptide (Shanghai) Ltd becoming owned by CBI on the Closing Date (as defined in Section 1.02) in return for CBI issuing up to 80%, on a fully diluted basis, of the issued and outstanding capital stock of CBI upon consummation of the share exchange transaction contemplated hereunder (the “Share Exchange Agreement”).

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

PLAN OF EXCHANGE

Section 1.01 Share Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the GB Shareholders by executing this Agreement, shall assign,

transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of GB Common Stock set forth on the Exhibit A attached hereto, constituting 100% of the issued and outstanding GB Common Stock for GB, GL Biochem (Danyang) and (GL Peptide (Binhai) and 86% of the issued and outstanding stock of GL Peptide (Shanghai) Ltd.

In exchange for the transfer of such securities by the GB Shareholders, CBI shall issue to the GB Shareholders, their affiliates or assigns, [—] shares pursuant to Exhibit A attached hereto for all of the outstanding shares of GB and each of the (GL Associates held by GB Shareholders (the “Exchange Shares”) such shares shall represent between 68% and 80% (as determined in the following paragraph) of the issued and outstanding shares of CBI at the time of Closing on a fully diluted basis (the “Exchange Share Percentage”). For purposes of this Agreement, “fully diluted basis” shall equal the sum on the Closing Date of (i) shares of CBI common stock that are issued and outstanding and (ii) shares of CBI common stock that underlie other outstanding securities of CBI that are convertible or exercisable for the greater of (a) the average five days’ closing prices for CBI’s common stock or (b) $1.01 per share. The term “fully diluted basis” shall not include any shares underlying issuable but not issued securities or any issued securities convertible into CBI common stock that are exercisable or convertible for more than the exercise price per share described in the previous sentence. At the Closing Date, each GB Shareholder shall, on surrender of his certificate or certificates representing his shares of GB Common Stock to CBI or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

The number of shares of CBI Common Stock that shall be issued in return for the Exchange Shares shall vary depending on the consolidated net income for GB and the GL Associates. If the audited after-tax 2008 consolidated net profit for GB and the GL associates is equal to or greater than $3 million, the Exchange Share Percentage shall be and CBI shall deliver CBI Common Stock equal to 80% of the issued and outstanding shares of CBI on a fully diluted basis. If the audited after-tax 2008 consolidated net profit for GB and the GL associates is equal to or greater than $2 million but less than $3 million, the Exchange Share Percentage shall be and CBI shall deliver CBI Common Stock equal to the percentage of the issued and outstanding shares of CBI on a “fully diluted basis” as listed on Exhibit B.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of GB, GL Biochem (Danyang) and GL Peptide (Binhai) and 86% of the issued and outstanding shares of GL. Peptide (Shanghai) Ltd shall be held by CBI. Upon consummation of the transaction contemplated herein, there shall be [—] shares of CBI Common Stock issued and outstanding.

Section 1.02. Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur upon the exchange of the stock of CBI and GB as described in Section 1.01 herein (the “Closing Date”). Such Closing shall take place no later than ten days after the expiration or waiver of the Due Diligence Period (as such term is defined in Section 6.01(c)) at a mutually agreeable place.

Section 1.03 Closing Events. At the Closing, CBI, GB and the GB Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 1.04 Directors of CBI at Closing. Effective as of the Closing Date, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the shareholders of CBI of a Schedule 14(f)-1 Notice to Stockholders, Richard J. Freer, Ph.D., Robert B. Harris, Ph.D., James D. Causey, Eric Tao and Maria Song, M.D., Ph.D., Paul D’Sylva PhD, Sam Sears, shall resign from the board of directors of CBI and the following seven (7) individuals shall be appointed to the board of CBI:

[to be determined]

[be to determined]

[be to determined]

[be to determined]

Bill Guo

[To be determined]

[To be determined]

Among them, Five (5) individuals shall be nominated by the current board of director of GB and the remaining two (2) individuals shall be nominated by the current board of directors of CBI. [Be to determined] shall be appointed to the class of directors scheduled for re-election in 2010. [Be to determined] shall be appointed to the class of directors scheduled for re-election in 2011. Mr. Guo and [to be determined] shall be appointed to the class directors scheduled for re-election in 2012.

Section 1.05 Officers of CBI at Closing. Effective as of the Closing Date, Bill Guo, Richard J. Freer, James H. Brennan, Robert B. Harris and Thomas R. Reynolds shall resign from each officer position held at CBI, and the following individual shall be appointed to the offices of CBI:

Hongyan Xu- President, Chief Executive Officer, Secretary

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GB

GB represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof. The disclosure schedules attached hereto as Schedule 2.02 through 2.16 (the “GB Disclosure Schedules”) are divided into sections that correspond to the sections of this Article II. The GB Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warrants set forth in this Article II.

Section 2.01 Incorporation. GB is a company duly incorporated, validly existing, and in good standing under the laws of the jurisdiction where it is incorporated and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the GB Disclosure Schedules are complete and correct copies of GB Constituent Instruments (defined below) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of GB Constituent Instruments. GB has taken all actions required by law, its articles of incorporation and bylaws, or otherwise to authorize the execution and delivery of this Agreement. GB has full power, authority, and legal capacity and has taken all action required by law, its articles of incorporation and bylaws, and otherwise to consummate the transactions herein contemplated. For the purpose of this Agreement, “GB Constituent Instruments” shall mean the memorandum and articles of association of GB and such other constituent instruments of GB as may exist, each as amended to the date of this Agreement.

Section 2.02 Authorized Shares. GB is authorized to issue [be to determined] shares of capital stock, consisting of [be to determined] shares of common stock, par value of $ [be to determined] per share and [be to determined] shares of preferred stock, par value of $ [be to determined] per share. There are [be to determined] shares of common stock currently issued and outstanding and [be to determined] shares of preferred stock currently issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as disclosed in the Schedule 2.02, there are not other bonds, debentures, notes or other indebtedness of GB having the right to vote (or convertible into, or exchangeable for, securities having right to the vote (“Voting GB Debt”). Except as disclosed on the Schedule 2.02, there are not other options, warrants, rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which GB is a party or by which any of them is bound (a) obligating GB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interests in GB or any Voting GB Debt, (b) obligating GB to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of GB. As of the date of this Agreement, there are not any outstanding contractual obligations of GB to repurchase, redeem or otherwise acquire any shares of capital stock of GB.

Section 2.02 Subsidiaries. Except as set forth in Schedule 2.03, GB does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.03 Financial Statements.

(a) Included in the Schedule 2.04 are the audited balance sheets of GB as of December 31, 2008 and 2007 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2008 and 2007, and the review balance sheets of GB as of June 30, 2009 and 2008 and the related reviewed statements of operations, stockholders’ equity and cash flows for the quarters ended June 30, 2009 and 2008, together with the notes to such statements and the opinion of [—], independent certified public accountants.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles (“US GAAP”) consistently applied throughout the periods involved. The GB balance sheets are true and accurate and present fairly as of their respective dates the financial condition of GB. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, GB had no other liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of GB, in accordance with US GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) All of GB’s assets are reflected on its financial statements, and reviewed balance sheet of GB as of June 30, 2009 duly reports and fairly presents the balance of $ [be to determined] in cash.

(d) Except as set forth in the GB Disclosure Schedules or the financial statements of GB or the notes thereto, GB has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

(e) GB has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and GB has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(f) The books and records, financial and otherwise of GB are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

Section 2.04 Information. The information concerning GB set forth in this Agreement and in the GB Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, GB has fully disclosed in writing to CBI (through this Agreement or the GB Schedules) all information relating to matters involving GB or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of GB or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on GB, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.05 Absence of Certain Changes or Events. Since December 31, 2008:

(a) There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of GB;

(b) GB has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of GB; (iv) made any material change in its method of management, operation or accounting, (v) entered into any other material transaction other than sales in the ordinary course of its business; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) Except as disclosed in the GB Schedules, GB has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent GB balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of GB; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

(d) to its best knowledge, GB has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of GB.

Section 2.06 No Undisclosed Liabilities. Other than as disclosed on Schedule 2.06, GB has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of its business since December 31, 2008 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on GB.

Section 2.07 Indebtedness. Schedule 2.07(a). hereto sets forth all outstanding secured and unsecured Indebtedness of GB as of the date of this Agreement. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in GB’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 3.08(b). GB is not in default with respect to any Indebtedness.

Section 2.08 Litigation and Proceedings. As of the date of this Agreement, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of GB after reasonable investigation, threatened by or against GB or affecting GB or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. GB does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 2.09 Taxes. Except as set forth on Schedule 2.09, GB has accurately prepared and timely filed all applicable tax returns required by law to he filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of GB for all current taxes and other charges to which GB is subject and which are not currently due and payable. Except as set forth on Schedule 2.09, GB has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against GB for any period, nor of any basis for any such assessment, adjustment or contingency.

Section 2.10 Operation of Business. Except as disclosed in Schedule 2.10, GB does not own, nor is validly licensed nor otherwise has the right to use, any intellectual property rights. To the extent GB uses any intellectual property, GB owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

Section 2.11 Environmental Compliance. Since its inception, GB has not been in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of any of GB, GB (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Other than as disclosed on Schedule 2.11, GB is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting GB that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.12 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which GB is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the GB Schedules. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least fifty thousand dollars ($50,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which GB is a party or by which its properties are bound and which are material to the operations of GB taken as a whole are valid and enforceable by GB in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as included or described in the GB Schedules or reflected in the most recent GB balance sheet, GB is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of GB.

(d) Except as set forth in Schedule 2.12(d), GB has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, has received no notice of default and is not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

Section 2.13 Transactions with Affiliates. Except as set forth on Schedule 2.13, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) GB on the one hand, and (b) on the other hand, any officer, employee, consultant or director of GB, or any of its subsidiaries, or any person owning any capital stock of GB or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

Section 2.14 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which GB is a party or to which any of its assets, properties or operations are subject.

Section 2.15 Compliance with Laws and Regulations. To the best of its knowledge, GB has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of GB or except to the extent that noncompliance would not result in the occurrence of any material liability for GB. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.16 Authority, Execution and Delivery; Enforceability of Agreement. GB has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Share Exchange. The execution and delivery by GB of this Agreement and the consummation by GB of the Share Exchange have been duly authorized and approved by the Board of Directors of GB and no other corporate proceedings on the part of GB are necessary to authorize this Agreement and the Share Exchange. When executed and delivered, this Agreement will be enforceable against GB in accordance with its terms.

Section 2.17 Bank Accounts; Power of Attorney. Schedule 2.17 hereto sets forth a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by GB within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of GB, (b) all safe deposit boxes and other similar custodial arrangements maintained by GB within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from GB or who are otherwise authorized to act on behalf of GB with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.18 Valid Obligation. This Agreement and all agreements and other documents executed by GB in connection herewith constitute the valid and binding obligation of GB, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.19 Title to Properties. Except as disclosed in Schedule 2.13, GB does not own any real property.

Section 2.20 Insurance. Except as disclosed in Schedule 2.15, GB and any of its subsidiaries does not currently maintain any form of insurance. Beginning on the Closing Date and for a period of two years thereafter, GB shall take all actions necessary to cause CBI to renew and maintain all of CBI’s insurance policies with at least the same benefits and no more than existing deductibles or co-payments.

Section 2.21 Labor Matters.

(a) Except as disclosed in Schedule 2.21(a), there are no collective bargaining or other labor union agreements to which GB is a party or by which GB is bound. No material labor dispute exists or, to the knowledge of GB, is imminent with respect to any of the employees of GB.

(b) Set forth in Schedule 2.21(b) is a complete list of all stock option plans providing for the grant by GB of stock options to directors, officers, employees, consultants or other persons.

(c) Except as disclosed on Schedule 2.21(c), GB has no employment contract, agreement, or other similar contract with any officer, consultant or employee.

(d) Except as set forth in Schedule 2.21(d), neither the consummation of the transactions contemplated hereunder alone, nor in combination with another event, with respect to each director, officer, employee and consultant of GB, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from GB, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. Except as set forth in Schedule 2.21(d), no agreement, arrangement or other contract of GB provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of GB. Except as set forth in Schedule 2.21(d), since December 31, 2008, no termination of any officer, consultant or employee of GB, either individually or in the aggregate, would have a Material Adverse Effect or cause any labor dispute.

Section 2.22 Foreign Corrupt Practices. Neither GB, nor, to GB’s knowledge, any director, officer, agent, employee or other person acting on behalf of GB, in the course of its actions for, or on behalf of, GB(a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 2.23 GB Consultant. As of the date of this Agreement, GB has engaged a consultant, agreed by CBI, advising it on the transactions contemplated hereunder. GB is solely responsible for payment of fees and expenses arising from obtaining the GB Consultant’s services. Except as set forth in Schedule 2.23 of this Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of GB.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CBI

CBI represents, warrants and agrees that all of the statements in the following subsections of this Article III are true and complete as of the date hereof. The disclosure schedules attached hereto as Schedules 3.02 through 3.30(d) (the “CBI Disclosure Schedules”) are divided into sections that correspond to the sections of this Article III. The CBI Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warrants set forth in this Article III.

Section 3.01 Organization. Except as disclosed on Schedule 3.01, CBI and each of its subsidiaries is a corporation or other entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of its jurisdiction or organization (as applicable) and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as disclosed on Schedule 3.03(a), CBI does not have any subsidiaries. Except as set forth on Schedule 3.03(a), CBI and each such subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 3.02 hereof) on CBI’s financial condition.

Section 3.02 Capitalization. CBI is authorized to issue a total of 101,000,000 shares of capital stock, of which 100,000,000 shares are common stock, no par value, and 1,000,000 shares are preferred stock, no par value. As of the date of this Agreement, there are 8,141,796 shares of CBI Common Stock issued and outstanding, but no shares of preferred stock are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as set forth on Schedule 3.02(a) hereto, no shares of CBI Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of CBI. Except as set forth on Schedule 3.02(b), there are no contracts, commitments, understandings, or arrangements by which CBI is or may become bound to issue additional shares of its capital stock or options, securities or rights convertible into shares of capital stock of CBI. Except as set forth on Schedule 3.02(c) hereto, CBI is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 3.02(d), CBI is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of CBI.

The offer and sale of all capital stock, convertible securities, rights, warrants, or options of CBI issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below), CBI has furnished or made available GB and GB Shareholders true and correct copies of CBI’s Articles of Incorporation as in effect on the date hereof (the “Certificate”), and CBI’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of CBI and its subsidiaries individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of CBI to perform any of its obligations under this Agreement in any material respect.

Section 3.03 Subsidiaries and Predecessor Corporations. Schedule 3.03(a) hereto sets forth each subsidiary of CBI, showing the jurisdiction of its incorporation or organization and showing CBI’s percentage of ownership in each subsidiary. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by CBI and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by Schedule 3.03(b), there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as set forth on Schedule 3.03(c), neither CBI nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither CBI nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary. CBI and its subsidiaries, as applicable, each have the unrestricted right to vote, and (subject to limitations or restrictions imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by CBI or any such subsidiary, as the case may be.

Section 3.04 Financial Statements.

(a) Schedule 3.04(a) hereto sets forth (i) the audited balance sheets of CBI as of December 31, 2008 and 2007 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2008 and 2007 together with the notes to such statements and the opinions of Witt Mares, PLC and BDO Seidman, LLP, independent certified public accountants with respect thereto.

(b) Schedule 3.04(b) hereto sets forth unaudited balance sheets of June 30, 2009 and the related unaudited statements of operations, stockholders’ equity and cash flows for the quarters ended on such dates and all such financial statements have been reviewed by Witt Mares, PLC.

(c) All such financial statements have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved. The CBI balance sheets are true and accurate and present fairly as of their respective dates the financial condition of CBI. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, CBI had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of CBI, in accordance with the US GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by the US GAAP.

(d) The books and records, financial and otherwise, of CBI and its subsidiaries are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of CBI and its subsidiaries’ assets are reflected on its financial statements, and, except as set forth in Schedule 3.04(e) or the financial statements of CBI or the notes thereto, CBI and its subsidiaries have no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 3.05 Absence of Certain Changes or Events. Except as set forth in Schedule 3.05, since December 31, 2008:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of CBI or any of its subsidiary, or (ii) any damage, destruction or loss to CBI or any of its subsidiary (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of CBI or its subsidiary;

(b) CBI has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of CBI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) Neither CBI nor any of its subsidiaries has (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent CBI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of CBI; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its best knowledge, neither CBI nor any of its subsidiaries has become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of CBI or its subsidiary.

Section 3.06 No Undisclosed Liabilities. Other than as disclosed on Schedule 3.06, neither CBI nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of CBI or its subsidiaries’ respective businesses since December 31, 2008 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on CBI or its subsidiaries.

Section 3.07 No Undisclosed Events or Circumstances. To the best knowledge of CBI, no event or circumstance has occurred or exists with respect to CBI or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by CBI but which has not been so publicly announced or disclosed.

Section 3.08 Indebtedness. Schedule 3.08(a) hereto sets forth all outstanding secured and unsecured Indebtedness of CBI and its subsidiaries on a consolidated basis as of the date of this Agreement. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $5,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in CBI’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 3.08(b) neither CBI nor any subsidiary is in default with respect to any Indebtedness.

Section 3.09 Title to Assets. Except as set forth on Schedule 3.09(a), each of CBI or its subsidiaries has good and marketable title to all of its real and personal property reflected on Schedule 3.09(b) free and clear of any mortgages, pledges, charges, liens, securities interest or other encumbrances, all properties and assets (i) purportedly owned or used by them, (ii) all properties and assets necessary for the conduct of their business as currently conducted. All leases of CBI and each of its subsidiaries are valid and subsisting and in full force and effect. The aggregate of all monthly payment accrued from the mortgages, pledges, charges, lien, securities interest or other encumbrances set forth on Schedule 3.09(a) shall be discharged in full by CBI’s monthly income arising from its three-years lease with Bostwick Laboratories, Inc., of the facility located at 601 Biotech Drive, Richmond, Virginia, 23235 owned by CBI with good and marketable title, assuming consummation of such lease and full performance thereunder.

Section 3.10 Litigation and Proceedings. Except as set forth on Schedule 3.10, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of CBI, threatened against CBI or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of CBI, threatened, against or involving CBI, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against CBI or any subsidiary or any executive officers or directors of CBI or subsidiary in their capacities as such.

Section 3.11 Taxes. Except as set forth on Schedule 3.11, CBI and each of the subsidiaries has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of CBI and the subsidiaries for all current taxes and other charges to which CBI or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of CBI or any subsidiary have been audited by the Internal Revenue Service. Except as set forth on Schedule 3.11, CBI has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against CBI or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

Section 3.12 Certain Fees. Except as set forth on Schedule 3.12 hereto, no brokers’ fees, finders fees or financial advisory fees or commissions will be payable by CBI or any subsidiary with respect to the transactions contemplated by this Agreement.

Section 3.13 Operation of Business. CBI and each of the subsidiaries owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect. Schedule 3.13 sets forth a list of the status of all intellectual property owned by CBI and its subsidiaries.

Section 3.14 Environmental Compliance. Since their inception, neither CBI, nor any of its subsidiaries has been, in violation of any applicable law relating to the environment or occupational health and safety, where such violation would have a material adverse effect on the business or financial condition of any of CBI and its subsidiaries. CBI and its subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Other than as disclosed on Schedule 3.14, CBI and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. There are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting CBI or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance where, in each of the foregoing clauses (i) and (ii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.15 Books and Record Internal Accounting Controls. Except as otherwise disclosed in the Form 10-KSB, the Form 10-Ks, the Form 10-QSBs, the Form l0-Qs, or the Form 8-K, the books and records of CBI and its subsidiaries accurately reflect in all material respects the information relating to the business of CBI and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of CBI or any subsidiary. CBI and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of CBI, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 3.16 Material Agreements. Schedule 3.16(a) sets forth any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, CBI or any subsidiary is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if CBI or any subsidiary were registering securities under the Securities Act of 1933 ( the “Securities Act”). Except as set forth in Schedule 3.16(b), CBI and each of its subsidiaries have in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

Section 3.17 Transactions with Affiliates. Except as set forth on Schedule 3.17, which sets forth proposed and existing affiliate relationships, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) CBI or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of CBI, or any of its subsidiaries, or any person owning any capital stock of CBI or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

Section 3.18 No Conflict with Other Instruments. Except as set forth on Schedule 3.18, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which CBI or any of its subsidiaries is a party or to which any of its assets, properties or operations are subject.

Section 3.19 Compliance with Law. Other than as disclosed on Schedule 3.19, the business of CBI and the subsidiaries has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. CBI and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.20 Approval of Agreement. The board of directors has authorized the execution and delivery of this Agreement by CBI and have approved this Agreement and the transactions contemplated hereby. The shareholders of CBI have not yet voted to approve this Agreement and the transactions contemplated hereby, and such shareholder approval is a condition of Closing. If such shareholder approval does not occur, then this Agreement will terminate in accordance with Section 8.01.

Section 3.21 Bank Accounts; Power of Attorney. Schedule 3.21 hereto sets forth a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by CBI or any of its subsidiaries within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of CBI or otherwise its subsidiaries, (b) all safe deposit boxes and other similar custodial arrangements maintained by CBI and its subsidiaries within the past twelve (12) months, (c) the check ledger for the last (12) months, and (d) the names of all persons holding powers of attorney from CBI or its subsidiaries or who are otherwise authorized to act on behalf of CBI or its subsidiaries with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 3.22 Valid Obligation. This Agreement and all agreements and other documents executed by CBI in connection herewith constitute the valid and binding obligation of CBI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.23 Commission Documents; Financial Statements.

(a) CBI has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).

(b) CBI has made available to GB and each GB Shareholder a correct and complete copy, or there has been available on EDGAR, copies of each Commission Document filed by CBI with the SEC upon the request of GB or such GB Shareholder. As of the respective dates of such Commission Documents, to CBI’s knowledge, the Commission Documents: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Commission Documents, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) A current report on Form 8-K is required to be and shall be filed by CBI within four business days after the Closing Date to disclose the transactions contemplated in this Agreement (the “Form 8-K”).

Section 3.24 Securities Act of 1933. Assuming the accuracy of the representations of the GB Shareholders set forth in Sections 4.06 and 4.07 hereof, CBI has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the CBI Common Stock hereunder. Neither CBI nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the CBI Common Stock, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the CBI Common Stock in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither CBI nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the CBI Common Stock.

Section 3.25 Government Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and Form 8-K, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Exchange Shares, or for the performance by CBI of its obligations under the Agreement.

Section 3.26 Securities and Exchange Act of 1934. CBI is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of CBI Common Stock have been registered under Section 12(b) of the Exchange Act, and CBI is in compliance with all of the requirements under, and imposed by, Section 12(b) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on CBI.

Section 3.27 Employees/Labor Matters.

(a) Except as disclosed in Schedule 3.27(a), neither CBI nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. No labor dispute exists or, to the knowledge of CBI, is imminent with respect to any of the employees of CBI.

(b) Set forth in the Schedule 3.27(b), is a complete list of all stock option plans providing for the grant by CBI of stock options to directors, officers, employees, consultants or other persons.

(c) Except as disclosed on Schedule 3.27(c), neither CBI nor any subsidiary has any employment contract, agreement, or other similar contract with any of its officer, consultant or employee.

(d) Except as set forth in Schedule 3.27(d), neither the consummation of the transactions contemplated hereunder alone, nor in combination with another event, with respect to each director, officer, employee and consultant of CBI, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from CBI, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual. Except as set forth in Schedule 3.27(d), no agreement, arrangement or other contract of CBI provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of CBI. Except as set forth in Schedule 3.27(d), since December 31, 2008, no termination of any officer, consultant or employee of CBI, either individually or in the aggregate, would have a Material Adverse Effect or cause any labor dispute.

(e) Except as set forth in Schedule 3.27(c), CBI has terminated all employees and has satisfied all obligations, including past salary, taxes, payroll obligations or any other liability related to such employees.

Section 3.28 No Material Change of Mimotopes. Since December 31, 2008, there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Mimotopes.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE GB SHAREHOLDERS

Each GB Shareholder hereby represents and warrants, severally and not jointly, to CBI as follows.

Section 4.01 Good Title. The GB Shareholder is the record and beneficial owner, and has good title to his GB Common Stock, with the right and authority to sell and deliver such GB Common Stock. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of CBI as the new owner of such GB Common Stock in the share register of GB, CBI will receive good title to such GB Common Stock, free and clear of all Liens.

Section 4.02 Power and Authority. The GB Shareholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform the GB Shareholder’s obligations under this Agreement and any other related documents to which the GB Shareholder is a party. This Agreement constitutes a legal, valid and binding obligation of the GB Shareholder, enforceable against the GB Shareholder in accordance with the terms hereof.

Section 4.03 No Conflicts. The execution and delivery of this Agreement by the GB Shareholder and the performance by the GB Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the GB Shareholder and (c) will not violate or breach any contractual obligation to which the GB Shareholder is a party.

Section 4.04 Finder’s Fee. Except as set forth in Schedule 4.04, The GB Shareholder represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Share Exchange.

Section 4.05 Purchase Entirely for Own Account. The CBI Common Stock proposed to be acquired by the GB Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the GB Shareholder has no present intention of selling or otherwise distributing the CBI Common Stock, except in compliance with applicable securities laws.

Section 4.06 Sophistication. The GB Shareholder is a sophisticated investor, as described in Rule 506(b)(2)(ii) promulgated under the Securities Act and has such experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in CBI.

Section 4.07 Access to Information. The GB Shareholder has received or had access to all documents, records and other information pertaining to its investment in the CBI Common Stock that it has requested, and has been given the opportunity to meet or have telephonic discussions with CBI’s representatives, to ask questions of them, to receive answers concerning the terms and conditions of this investment and to obtain information that CBI possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to the CBI Common Stock.

Section 4.08 Non-Registration. The GB Shareholder understands that the CBI Stock has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the GB Shareholder’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the CBI Stock in accordance with CBI’s charter documents or the laws of its jurisdiction of incorporation.

Section 4.09 Restricted Securities. The GB Shareholder understands that the Exchange Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Shareholder pursuant hereto, the Exchange Shares would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of Exchange Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S for offers and sales of securities outside the U.S. The GB Shareholder further acknowledges that if the Exchange Shares are issued to the GB Shareholder in accordance with the provisions of this Agreement, such Exchange Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The GB Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 4.10 Legends. The GB Shareholder hereby agrees with CBI that the Exchange Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Section 4.11 Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. The GB Shareholder consents to CBI making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE V

SPECIAL COVENANTS

Section 5.01 Access to Properties and Records. CBI and GB will each afford to the officers and authorized representatives of the other full access to the properties, books and records of CBI or GB, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of CBI or GB, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and reviewed financial statements.

Section 5.02 Third Party Consents and Certificates. CBI and GB agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.03 NASDAQ Compliance. CBI shall use its best efforts to cure its violation of NASDAQ Market Rule 4310(c)(3) and to remain listed on the NASDAQ marketplace.

Section 5.04 Actions Prior to Closing.

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the CBI Disclosure Schedules or GB Disclosure Schedules or as permitted or contemplated by this Agreement, CBI (subject to paragraph (d) below) and GB respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement until the Closing Date, neither CBI nor GB will:

(i) make any changes in their memorandum of association, articles of association, articles or articles of incorporation or bylaws;

(ii) except as provided in Schedule 5.04(b)(ii), enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or

(iii) except as provided in Schedule 5.04(b)(iii), sell any assets or discontinue any operations, sell any shares of capital stock or conduct any similar transactions other than in the ordinary course of business or otherwise as set forth in Section [be to determined].

Section 5.05 The Acquisition of CBI Common Stock. CBI and GB understand and agree that the consummation of this Agreement including the issuance of the Exchange Shares to the GB Shareholders in exchange for the GB Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. CBI and GB agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In connection with the transaction contemplated by this Agreement, CBI and GB shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of GB reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b) The GB Shareholders acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.06 Sales of Securities Under Rule 144, If Applicable.

(a) CBI will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of CBI that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), CBI will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to CBI’s transfer agent for registration or transfer in connection with any sales therefore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, CBI will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 5.07 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of GB, after the Closing Date, CBI shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of CBI occurring, reported or filed prior to the Closing, as may be necessary or required by CBI for the preparation of the reports that CBI is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

Section 5.08 Adjustment to the Number of Shares. If and whenever, CBI issues or converts, or is deemed to have issued or converted, any shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock, or modifies any of the foregoing which may be outstanding as of the date hereof and were not previously included in the calculation of the Exchange Shares because such securities were not part of the “fully diluted basis” definition in Section 1.01 above, then the CBI shall issue, for each such occasion additional shares of its Common Stock to GB, pro rata, in such number so that the Exchange Share Percentage of the shares of Common Stock issued to the GB hereunder shall remain the same (in each case, the “Additional Shares”). The delivery to the GB of the Additional Shares shall be not later than the closing date of the transaction giving rise to the requirement for CBI to issue such Additional Shares.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing; and

(c) The Due Diligence Period shall have been waived or expired. For purposes of this Agreement, the “Due Diligence Period” shall mean a period of sixty (60) days from the date of this Agreement, during which time each party shall cooperate with the other party to provide access to such materials as may be necessary or advisable to allow each entity to conduct a general due diligence review of the other party, its business and assets, including the right to meet with key clients, examine financial, accounting and other records, and litigation files and otherwise inspect the party’s business locations.

(d) That the Parties shall have executed an Option Agreement for GB to have the option to purchase and acquire Mimotopes in the event that this Agreement and the contemplated transaction between CBI and GB is terminated for any reason. The purchase price shall be One Million U.S. Dollars ($1,000,000) paid in two instalments in cash, with the first instalment in the amount $600,000 payable immediately upon the closing of the purchase of Mimotopes (the “Mimotopes Closing”), and the second instalment payment in the amount of $400,000 payable within the three (3) months after the Mimotopes Closing. Mimotopes will be purchased completely free of debt on completion of the purchase.

Section 6.02 Conditions to Obligations of CBI. The obligations of CBI shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a) At the Closing, CBI shall have received a certificate of good standing from [be to determined] certifying that GB is in good standing as a company in the jurisdiction where GB is incorporated.

(b) GB shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(c) CBI shall have received a list containing the name, address, and number of shares held by the GB Shareholders as of the date of Closing, certified by an executive officer of GB as being true, complete and accurate;

(d) GB shall have minimum cash in bank no less than One Million Dollars ($1,000,000); and

(£) CBI shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as CBI may reasonably request.

Section 6.03 Conditions to Obligations of GB and GB Shareholders. The obligations of GB and GB Shareholders shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a) GB shall have received a certificate of good standing from the Commonwealth of Virginia certifying that CBI is in good standing as a company under the laws of the Commonwealth of Virginia.

(b) GB shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(c) CBI shall have filed a proxy information statement concerning this Agreement with the SEC, the SEC shall have approved the proxy statement, the execution, delivery and performance of this Agreement, and each of the related traction agreements to which CBI is a party, and each such related agreement by CBI shall have been duly and validly authorized by the requisite number of CBI’s shareholders and CBI shall have filed a Form 8-K in connection with the execution of this Agreement with the SEC;

(d) CBI shall have consummated the sale of its assets as defined in Asset Purchase Agreement by and between CBI and Bostwick Laboratories, Inc. incorporated under the laws of the State of Delaware with an address at 4355 Innslake Drive, Glen Allen, Virginia 23219 (“Bostwick”), effective on July 17, 2009 (the “Richmond Business), to Bostwick generally in accordance with the terms and provisions set forth in the Asset Purchase Agreement;

(e) CBI shall have maintained the business of Mimotopes Pty Limited (“Mimotopes”), with its principal executive office at 11 Duerdin Street, Clayton, Victoria 3168, in substantially the same manner as it had as of the date of this Agreement, and shall have maintained and kept the properties of Mimotopes in states of good repair and condition as it was as of the date of this Agreement;

(f) the current monthly lease fees arising from the lease of the real property owned by CBI and located at 601 Biotech Drive, Richmond, Virginia, 23235 (the “Office Property”) pursuant to the Lease Agreement by and between CBI and Bostwick shall be sufficient to cover the monthly mortgage on the Office Property.

(g) CBI shall have terminated the employment of all its employees related to the Richmond Business (the “Terminated Employees”), fulfilled its obligations to the Terminated Employees, including, without limitation, accrued salary, vacation, severance fees and vested benefits and any other amount due to any Terminated Employees, settled all employment contracts, if any, with the Terminated Employees, terminated the benefit plans of remaining employee related to Richmond Business, if any, in accordance with the applicable plan provisions, and to bear all expenses incurred in connection with such termination. GB understands that CBI may, to the extent permitted, elect to satisfy such obligations with payments in cash or CBI securities. CBI shall be responsible for complying with the requirements of applicable employment laws arid regulations and for any and all costs, expenses or penalties that may arise as a result of the failure to do so. As of the Closing, to the best knowledge of CBI, there has been no pending or threatened labor dispute arising from the termination;

(h) except for the mortgage on the Office Property, CBI shall have used its best efforts to satisfy and pay other liabilities in full.

ARTICLE VII

DELIVERIES

Section 7.01 Items to be delivered to the GB and GB Shareholders prior to or at Closing by CBI.

(a) Certificate of Incorporation and any amendments thereto, By-laws and any amendments thereto, and certificate of good standing of CBI in Virginia;

(b) all CBI Disclosure Schedules hereto;

(c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

(d) shareholder list;

(e) all financial statements and all tax returns in possession of CBI;

(f) resolution from CBI’s hoard of directors appointing the designees of the GB Shareholder to the CBI board of directors;

(g) resolution from CBI’s board of directors, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

(h) letters of resignation from CBI’s current resigning officers and named directors to be effective upon Closing and after the appointments described in this section;

(i) certificates representing the shares of the CBI Common Stock issued in the denominations set forth opposite the names of the GB Shareholders and/or their designees on Schedule 7.1(i) to this Agreement;

(j) a certificate dated the Closing Date and signed by a duly authorized officer of GB to certify that CBI has met all the conditions precedents as set forth in Article VI; and

(k) any other document reasonably requested by the GB Shareholders that he, she or it deems necessary for the consummation of this transaction.

Section 7.02 Items to be delivered to CBI prior to or at Closing by GB and the GB Shareholders.

(a) the GB Disclosure Schedules;

(b) instructions from GB appointing its designees to the Company’s Board of Directors;

(c) share certificates and duly executed instruments of transfer and bought and sold notes from the GB Shareholders transferring the GB Shares to CBI;

(d) resolutions from the Board of Directors of GB, if applicable, and shareholder resolutions approving the transactions contemplated hereby; and

(e) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE VIII

TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time before or, at Closing, by:

(a) The mutual agreement of CBI and GB;

(b) Any party if-

(i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

(ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

(iii) During the Due Diligence Period, such party is not satisfied for any reason with the results of its due diligence investigation of the other party), its business or assets.

(c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

ARTICLE IX

INDEMNIFICATION

(a) GB hereby agrees to indemnify CBI and each of the officers, agents and directors of CBI as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) The GB Shareholders agree to indemnify CBI and each of the officers, agents and directors of CBI as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c) CBI hereby agrees to indemnify GB and each of the officers, agents, and directors of GB and the GB Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

ARTICLE X

MISCELLANEOUS

Section 10.01 Brokers. Except as set forth in Section 2.19 hereof, CBI and GB agree that there were no other finders, brokers, financial advisories, or consultants involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. CBI and GB each agrees to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 10.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the Commonwealth of Virginia. Venue for all matters shall be in Richmond, Virginia without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 10.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to GB, to:

GL Biochem (Shanghai) Ltd

Attn: Hongyan Xu

519 Zi Yue Road

Shanghai 200241, China

Tel.: 86-21-61263322

With copies (which shall not constitute notice) to:

Anslow & Jaclin, LLP

Attn.: Richard I. Anslow, Esq.

195 Route 9 South, Suite 204

Manalapan, NJ 07726

Tel.: 732-409-l212

If to CBI, to:

Commonwealth Biotechnologies, Inc.

Attn.: Bill Guo

601 Biotech Drive

Richmond, Virginia 23235

Tel.: (804) 648-3820

With copies (which shall not constitute notice) to:

Kaufman & Canoles, P.C.

Attn.: Bradley A. Haneberg, Esq.

Three James Center, 12th Floor

1051 E. Cary Street

Richmond, VA 23219

Tel.: 804-771-5700

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 10.04 Attorneys’ Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 10.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 10.06 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 10.07 Third Party Beneficiaries. This contract is strictly between CBI and GB, and, except as specifically provided, no director, officer, stockholder (other than the GB Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 10.08 Expenses. Subject to Section 8.06 above, whether or not the Exchange is consummated, each of CBI and GB will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 10.09 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 10.10 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 10.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 10.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 10.13 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation

By:	/s/
Name:	Bill Guo
Title:	Chief Executive Officer

[ ]

By:	/s/
Name:	[ ]
Title:	Chief Executive Officer

GB SHAREHOLDERS

Name	Signature	Date

Hongyan Xu		August 11, 2009

Bill Guo		August 27, 2009